EXHIBIT 10.7

                            EMPLOYMENT AGREEMENT
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      THIS AGREEMENT is made effective as of the 1st day of January, 1997, by and between MERCHANTS BANK, a state chartered Bank with its principal office at 275 Kennedy Drive, South Burlington, Vermont, (hereinafter referred to as "CORPORATION") and MICHAEL R. TUTTLE, residing at 17 Wealthy Avenue, South Burlington, Vermont 05403 (hereinafter referred to as "EMPLOYEE").

                                 WITNESSETH
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      In consideration of the mutual covenants herein contained, the parties agree as follows:

      1. Employment: The CORPORATION hereby employs the EMPLOYEE, and the EMPLOYEE hereby accepts employment.

      2. Terms and Renewal: This Agreement shall be for an initial term beginning on January 1, 1997, and terminating on December 31, 1999 (the "Initial Term").

      On December 31, 1998, the CORPORATION shall notify the EMPLOYEE in writing if the CORPORATION does not intend to renew the Agreement for a one-year term following the Initial Term. In the event that the CORPORATION does not so notify the EMPLOYEE, the Agreement shall renew for a one-year term following the Initial Term. Similarly, on each successive December 31 of a then applicable Term, the CORPORATION shall notify the EMPLOYEE in writing if the CORPORATION does not intend to renew the Agreement. In the event that the CORPORATION does not so notify the EMPLOYEE, the Agreement shall automatically renew for an additional one-year Term following the then applicable Term.

      3.  Termination:

            3.1 Discharge: The CORPORATION has the right to discharge the EMPLOYEE at any time with or without just cause, as herein defined.
      If the EMPLOYEE is discharged without just cause, the CORPORATION agrees to pay in one lump sum upon discharge the EMPLOYEE's salary, and the CORPORATION agrees to pay or provide as or when due all other normal benefits and Accrued Incentive Payments, including the Accrued Incentive Payments provided for in Section 9 of this Agreement, for one year from the date of such discharge or for the balance of the time remaining under the Term of this Agreement, whichever is greater. "Accrued Incentive Payments" shall mean the payment of incentive amounts, the precondition of which has occurred or will occur at or upon the expiration of the relevant Fiscal Period to which such incentive may be applicable. The EMPLOYEE may elect to receive the payments over a five (5) year period, and if he does so, the net present value of such payments shall be equal to the lump sum payment if paid immediately.

            "Just cause" shall mean (a) misconduct connected with EMPLOYEE's work, if and as defined in any written policy of the CORPORATION covering all of the CORPORATION's officers which is now, or subsequently, in effect; or (b) the conviction of a felony which precludes EMPLOYEE from performing all or an essential part of his duties of employment, provided that, if such conviction is subsequently reversed, rescinded or expunged, EMPLOYEE's termination will be treated as if made without just cause.

            3.2 Disability: In cases of disability, either party may elect to terminate the employment, subject to the following conditions: (i) the EMPLOYEE shall receive the greater of: (a) the salary and other normal benefits plus Accrued Incentive Payments which the EMPLOYEE would have received had he been terminated without just cause; or (b) the benefits payable to, and actually paid to, the EMPLOYEE arising out of any disability insurance policy covering the EMPLOYEE, and paid for by the CORPORATION. If said policy benefits are paid other than in a lump sum payment, the value of the benefits, for purposes of this Agreement, shall be calculated by using a present value of all payments to be made; and (ii) EMPLOYEE has suffered a disability as defined below.

            "Disability" shall mean mental or physical incapacity which shall continue for six (6) months or longer after exhaustion of all sick leave benefits, or a permanent mental or physical incapacity, either of which makes the performance of substantially all of the EMPLOYEE's duties impossible, as certified in writing by the EMPLOYEE's physician. The CORPORATION, in the event of disagreement, may seek the opinion of a qualified physician to determine if such disability exists; provided, however, that such physician is Board Certified in the area of specialty pertinent to the nature and extent of such disability. In the event of further disagreement, the two physicians shall choose a third physician, qualified as above, who shall make the determination, which shall be binding upon the parties.

      4. Resignation by the EMPLOYEE: The EMPLOYEE shall have the option of terminating his employment with the CORPORATION provided he gives at least 60 days advance written notice to the CORPORATION. The EMPLOYEE shall not be deemed to have resigned and, instead, shall be deemed to have been discharged by the CORPORATION, without just cause, if the EMPLOYEE resigns as a result of: (i) immoral, unethical or illegal acts or omissions committed by, or which reasonably appear will be committed by, any director, officer, employee, agent, or independent contractors of the CORPORATION (and the CORPORATION's Board of Directors shall not act, after his recommendation, to terminate the offending party(s) or to cease and desist such offending activity); (ii) acts or omissions of any director, officer, employee, agent, or independent contractors of the CORPORATION which could reasonably subject the EMPLOYEE to personal liability from any Federal, State or local government or agency, or any banking authority, including, but not limited to, the Federal Deposit Insurance Corporation, the Internal Revenue Service, or the Securities and Exchange Commission; (iii) fundamental disagreements over basic corporate philosophies and/or corporate business plans; (iv) the CORPORATION having reduced the EMPLOYEE's salary, incentive payments or other benefits provided for herein or having reduced his title or position from those specified herein; or (v) Joseph L. Boutin having been discharged by the Corporation without just cause from his employment as President and Chief Executive Officer of the CORPORATION.

      5. Offices and Duties: The EMPLOYEE shall be appointed, and shall serve, as the Executive Vice President of the CORPORATION. Should the CORPORATION decide to alter his title and/or position, it must provide the EMPLOYEE with an essentially equivalent or better position, with equivalent or better salary and benefits.

      6. Efforts: The EMPLOYEE shall devote his full-time efforts and energies to the business and affairs of the CORPORATION and shall use his best efforts, skill and abilities to promote the CORPORATION's interests.

      7. Evaluation: The EMPLOYEE shall be evaluated in writing annually by the President of the CORPORATION and shall receive a copy of said evaluation. Nothing herein shall allow the CORPORATION to reduce the salary, incentive payments and other benefits provided for herein; nor shall this provision be deemed to allow for the alteration of EMPLOYEE's duties and authority otherwise set forth in this Agreement; provided, however, that the performance of a condition within any regulatory order, memorandum of understanding or requirement shall not be affected by this provision.

      8. Salary and Increases: The CORPORATION shall pay the EMPLOYEE for all services rendered to the CORPORATION an initial salary of $130,000.00 per annum, commencing January 1, 1997, and payable on a bi-weekly basis.
The salary will be reviewed annually by the President and may be increased but not decreased at the discretion of the President. The CORPORATION may also grant the EMPLOYEE such other compensation, bonuses, benefits, etc., as it may deem proper from time to time.

      9. Annual Bonus: An annual bonus will be paid to the EMPLOYEE provided the CORPORATION maintains a "CAMEL" rating of 2 or above, and Merchants Bancshares, Inc. achieves a target ROE, set annually by the CORPORATION's Board of Directors' Compensation Committee, equal to or greater than the median "ROE" of a defined group of bank holding companies and banks ("PEER GROUP"). The PEER GROUP will be comprised of bank holding companies and independent commercial banks located in the Northeast (New England, New York, Pennsylvania and New Jersey), which have assets at least 50% but not more than 200% of the assets of Merchants Bancshares, Inc. If the targets are met, the EMPLOYEE will receive a minimum bonus equal to 35% of base salary for the performance year. The maximum bonus will not exceed 75% of base salary.

      For the first year of this Agreement the minimum bonus threshold shall be set at the 65th percentile of the PEER GROUP. The maximum bonus threshold will be the 90th percentile of the PEER GROUP. Bonus awards between 35% and 75% will be interpolated (using linear progression).

      10. Benefits: The CORPORATION shall provide the EMPLOYEE with all fringe benefits (including but not limited to health, life, disability, workers compensation insurance; vacation and sick pay; pension benefits) offered to other employees of the CORPORATION in subordinate positions, but shall provide EMPLOYEE with five (5) weeks per year of vacation.

      11. Long Term Incentive/Stock option Plan: Each year, the EMPLOYEE will receive stock options with a "value" equal to 50% of his salary. The stock value is determined by calculating the "Black-Scholes" value. The exercise price will be determined annually by the CORPORATION's Board of Directors' Compensation Committee. It is intended that the Committee will set the exercise price slightly above the then current market price for the stock of Merchants Bancshares, Inc.

      Options are exercisable at any time after two (2) years from their original issue date. The term of the options will expire on the earlier of
(a) ten years from the issue date while EMPLOYEE remains employed by the CORPORATION, or (b) if EMPLOYEE's employment is terminated, then twelve months after termination of employment.

      If the EMPLOYEE is terminated without just cause or due to his disability, or in the event that any transaction occurs which results in a change of control of either the CORPORATION or Merchants Bancshares, Inc. from that existing on the date of this Agreement, the EMPLOYEE may exercise this option immediately upon the occurrence of any such event or at any other time permitted in the preceding sub-paragraph. In the event that there is a split of Merchants Bancshares, Inc. stock, EMPLOYEE's stock options and option price shall be adjusted accordingly, so as to leave EMPLOYEE in the same relative position as at the time of commencement of this Agreement with regard to the issued and outstanding shares of Merchants Bancshares, Inc. on the date such action is taken. In the event there is a public offering of the stock of Merchants Bancshares, Inc. other than pursuant to a stock option or an employee stock ownership plan, at any time before the options granted hereby have been fully exercised, then the number of shares subject to the options granted herein shall be increased so that the total number of shares purchased and purchasable under these options as increased will bear the same relationship to the fully-diluted capitalization of the Corporation immediately after giving effect to completion of the public offering as the original number of shares purchasable under these options does to the fully-diluted capitalization of the Corporation at the effective date hereof. The purchase price for additional shares covered by these options as provided in the preceding sentence shall be the greater of the purchase price provided for herein or the purchase price paid by third parties purchasing stock in the public offering.

      If the CORPORATION is unable to cause to be delivered the shares upon which the EMPLOYEE seeks to exercise his options, for any reason, then the CORPORATION shall pay to the EMPLOYEE, on the date of exercise, the difference between the exercise price and the trading price of Merchants Bancshares, Inc. shares on that day, as traded on the exchange on which said shares are listed.

      In the event that the EMPLOYEE shall become deceased during the period in which the EMPLOYEE may exercise his stock options, as provided above, then his Estate may exercise said options in the manner provided above; provided, however, that said options are exercised within six (6) months after EMPLOYEE'S demise.

      12. Expenses: The EMPLOYEE shall be reimbursed for documented business expense incurred or paid by the EMPLOYEE in connection with the performance of his duties, in the manner currently required by corporate policy.

      13. Indemnification: The CORPORATION agrees that, within the limits set forth in the Vermont Business Corporations Law, it shall hold the EMPLOYEE harmless for any actions taken by the EMPLOYEE or omissions to act, which, in either case, he reasonably believes to be in the CORPORATION's interests, or for his negligence in connection with such employment. This indemnity shall include the EMPLOYEE's reasonable attorneys' fees and costs incurred in defending any such demands, claims, or actions. The EMPLOYEE shall have the sole right to defend himself against any and all such demands, claims or actions, using counsel of his choosing. The indemnity herein provided shall also include, but in no way be limited to, claims of liability arising for or on account of those acts or omissions of others described in Section 4 of this Agreement.

      Notwithstanding the foregoing and except to the extent insurance provides such indemnity, the CORPORATION shall have no obligation to hold the EMPLOYEE harmless from (i) any liability he may have to any governmental entity with respect to personal taxes, interest or penalties, unless that liability resulted from a liability of the CORPORATION (i.e. [SECTION] 941 Withholding taxes, interest and penalties, assessed against the EMPLOYEE through a 100% assessment by the IRS); (ii) any claims arising out of, based upon or attributable to the gaining in fact of any personal profit or advantage to which the EMPLOYEE is not legally entitled; or (iii) any claim arising out of, based upon or attributable to the committing of any criminal or deliberately fraudulent act. Prior to receiving any purported personal profit or advantage, EMPLOYEE is entitled to receive, at the CORPORATION's expense, an opinion of counsel that he is legally entitled to receive it.

      This Paragraph 13 shall not limit any immunity or indemnity provided EMPLOYEE by law or by the Articles of Association or Bylaws of the CORPORATION.

      14. Binding Effect: This Agreement shall inure to the benefit of and be binding upon the EMPLOYEE, his legal representatives, heirs, and distributee(s), and upon the CORPORATION, its successors and assigns, and also any subsidiary or affiliate corporation.

      15. No Waiver: The waiver of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other term or condition.

      16. Notices: All notices, elections hereunder and similar communication(s) shall be in writing and shall be sufficient if addressed to the EMPLOYEE at his address shown above (or at any new address of which he shall advise the CORPORATION in writing) and mailed by certified return receipt with postage fully paid. All notices to the CORPORATION shall be given to the presiding officer of the Board of Directors.

      17. Controlling Law and Attorneys' Fees: Notwithstanding the actual place of execution, or the state of incorporation of the CORPORATION, this Agreement shall be governed by the laws of the State of Vermont and the parties hereto consent to the jurisdiction of the Courts of the State of Vermont.

      In the event of a breach of this Agreement, the non-breaching party shall be entitled to recover its costs and attorneys' fees from the breaching party.

      18. Corporate Authority. The Board of Directors of the CORPORATION has authorized the President of the CORPORATION to negotiate and execute this Agreement on behalf of the CORPORATION, and upon request of the EMPLOYEE the CORPORATION shall furnish its certificate of the Resolution granting such authority.

      19. Compliance with Law. Any and all provisions of this Agreement shall be consistent and comply with applicable laws or regulations enacted or promulgated both before and after the execution date of this Agreement, and to the extent that any provision is inconsistent or does not comply with applicable laws or regulations, that part which is inconsistent or does not comply shall be modified to comply with the applicable law or regulation.

      20. Prior Agreement Superseded. This Employment Agreement replaces and supersedes an Amended Employment Agreement between the CORPORATION and the EMPLOYEE dated effective as of January 23, 1995, with the following exception: The EMPLOYEE shall maintain all rights to incentive payments under paragraph 9 of such Amended Employment Agreement through June 30, 1997.

      IN WITNESS WHEREOF, the CORPORATION has caused this Agreement to be executed by its officer thereunto duly authorized, and the EMPLOYEE has hereunto set his hand and seal, all as of the day and year first above written.

IN PRESENCE OF:                        CORPORATION:


                                       MERCHANTS BANK



/s/ BRIAN W. GORMAN                    BY: /s/ JOSEPH L. BOUTIN
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                                       EMPLOYEE:



/s/ JENNIFER L. VARIN                  /s/ MICHAEL R. TUTTLE
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                                       MICHAEL R. TUTTLE